UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report:  October 30, 2014
Date of earliest event reported:  October 29, 2014
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MAXIMUS, INC.
(Exact name of registrant as specified in its charter)

Virginia	1-12997	54-1000588
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1891 Metro Center Drive, Reston, Virginia	20190-5207
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (703) 251-8500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On October 29, 2014, a subsidiary of MAXIMUS, Inc. signed a contract with the United Kingdom Department for Work and Pensions (DWP) to provide health and disability assessment services. The Company will begin work immediately with a four-month transition and mobilization period, followed by 36 months of operations that are expected to launch on March 1, 2015 and run through February 28, 2018. The DWP has the option to extend the contract for two additional years.

The Company expects this contract to contribute revenue of approximately $140 million to $165 million during its seven months of operations in fiscal year 2015. The contract is expected to be accretive in fiscal 2015. The Company expects to defer mobilization costs and revenue over the life of the contract. This is a hybrid contract that is predominantly cost-reimbursable with cost ceilings, and includes potential incentive fees and penalties.

On October 30, 2014, the Company issued a press release announcing the DWP contract.  A copy of that press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibit is being furnished pursuant to Item 8.01 above.

Exhibit No.	Description

99.1	Press release dated October 30, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAXIMUS, Inc.

Date:	October 30, 2014	By:	/s/ David R. Francis
David R. Francis
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated October 30, 2014